                                                                  EXECUTION COPY

                                   Exhibit 4.1


                              AMENDED AND RESTATED

                           REVOLVING CREDIT AGREEMENT



                                                     Dated as of April 11, 1997

         Amendment and Restatement among Rayonier Inc., a North Carolina corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties hereto, Citibank, N.A., as administrative agent (together with any successor thereto appointed pursuant to Article VII of the Existing Credit Agreement referred to below, the "Administrative Agent") for the Lenders (as defined in the Existing Credit Agreement referred to below), who hereby agree as follows:

         PRELIMINARY STATEMENTS:

         (1) The Borrower is a party to a U.S. $200,000,000 Revolving Credit Agreement dated as of April 14, 1995, as amended as of June 16, 1995 and as of April 12, 1996 (the "Existing Credit Agreement") with the banks, financial institutions and other institutional lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders and such other lenders under the Existing Credit Agreement. Capitalized terms not otherwise defined in this Amendment and Restatement have the same meanings as specified in the Existing Credit Agreement.

         (2) The parties to this Amendment and Restatement desire to amend the Existing Credit Agreement as set forth herein and to restate the Existing Credit Agreement in its entirety to read as set forth in the Existing Credit Agreement with the following amendments.

         (3) The Borrower has requested that the Lenders agree to extend credit to it from time to time in an aggregate principal amount of up to $300,000,000 for working capital and other general corporate purposes of the Borrower and its Subsidiaries not otherwise prohibited under the terms of this Amendment and Restatement. The Lenders have indicated their willingness to agree to extend credit to the Borrower from time to time in such amount on the terms and conditions of this Amendment and Restatement.


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Amendment and Restatement

         SECTION 1. Amendments to the Existing Credit Agreement. The Existing Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

         (a) The definition of "Applicable Margin" in Section 1.01 is amended in full to read as follows:

             "'Applicable Margin' means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                                                                         Applicable
                                                                         Margin for
                         Public Debt Rating                              Eurodollar Rate
                         S&P/Moody's                                     Advances
                         -----------                                     --------
                           Level 1
                           -------
                           A-/A3 or above                                  .1950%

                           Level 2
                           -------
                           BBB+/Baal or above,                             .2250%
                           but less than Level 1

                           Level 3
                           -------
                           BBB/Baa2 or above,                              .2400%
                           but less than Level 2

                           Level 4
                           -------
                           BBB-/Baa3 or above,                             .2750%
                           but less than Level 3

                           Level 5
                           -------
                           Less than Level 4                               .4250%"


         (b) The definition of "Applicable Percentage" in Section 1.01 is amended in full to read as follows:


242492,6/NYL3
Amendment and Restatement

             "'Applicable Percentage' means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                         Public Debt Rating                                     Applicable
                         S&P/Moody's                                            Percentage
                         -----------                                            ----------
                           Level 1
                           -------
                           A-/A3 or above                                         .0800%

                           Level 2
                           -------
                           BBB+/Baal or above,                                    .1000%
                           but less than Level 1

                           Level 3
                           -------
                           BBB/Baa2 or above,                                     .1100%
                           but less than Level 2

                           Level 4
                           -------
                           BBB-/Baa3 or above,                                    .1250%
                           but less than Level 3

                           Level 5
                           -------
                           Less than Level 4                                      .2000%"

             (c) Clause (b) of the definition of "Base Rate" is amended by deleting therein each fraction "1/4" and substituting therefor the fraction "1/16".

             (d) The definition of "Borrower's Form 10-K for 1994" is deleted in full and the following definition is substituted therefor:

                 "'Borrower's Form 10-K for 1996' has the meaning specified in
             Section 4.01(f)."

             (e) The definition of "Commitment" is amended by deleting therein the word "hereof" and substituting therefor the following:

                 "of the Amendment and Restatement dated as of April 11, 1997 to the Credit Agreement dated as of April 14, 1995, as amended, among the


242492,6/NYL3
Amendment and Restatement

             Borrower, the banks, financial institutions and other institutional lenders parties thereto and Citibank, as Administrative Agent for such lenders".

             (f) The definition of "Lenders" is amended in full to read as follows:

                 "'Lenders' means, collectively, (i) the banks listed on the signature pages of the Amendment and Restatement dated as of April 11, 1997 to the Credit Agreement dated as of April 14, 1995, as amended, among the Borrower, the banks, financial institutions and other institutional lenders parties thereto and Citibank, as Administrative Agent for such lenders, (ii) each institution that shall become a party hereto pursuant to Section 8.07(a), (b) and
             (c), and (iii) except when used in reference to an A Advance, an A Borrowing, an A Note, a Commitment, a C Advance, a C Borrowing, a C Note or a term related to any of the foregoing, each Designated Bidder."

             (g) The definition of "Public Debt Rating" is amended by deleting in the first line thereof the word "lowest" and substituting therefor the word "highest".

             (h) The definition of "Reference Banks" is amended in full to read as follows: "'Reference Banks' means Citibank, Toronto-Dominion and The Chase Manhattan Bank."

             (i) The definition of "Termination Date" in Section 1.01 is amended in full to read as follows:

                 "'Termination Date' means the earlier of April 30, 2002 and the date of termination in whole of the Commitments pursuant to Section
             2.06 or 6.01."

             (j) Section 2.03(a) is amended by deleting therein each figure "30" and substituting therefor the figure "7".

             (k) Section 2.11 is amended by deleting therein the following "upon at least one Business Day's" and substituting therefor the following:

                 "upon notice to the Administrative Agent no later than 11:00
             A.M. on the proposed date of the prepayment in the case of Base Rate Advances and on the second Business Day prior to the proposed date of the prepayment in the case of Eurodollar Rate Advances, in each case such".


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Amendment and Restatement

             (l) Sections 4.01(e) and 4.01(f) are amended by deleting therein each of the years "1994" and substituting therefor the year "1996".

             (m) Section 4.01(j)(B) is amended by deleting from the first line thereof the year "1994" and substituting therefor the year "1996".

             (n) Section 4.01(q) is amended in full to read as follows:

                 "(q) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and, if requested, furnished to the Administrative Agent pursuant to
             Section 5.01(l)(ix) hereof, is complete and accurate in all material respects and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status."

             (o) Section 5.01(l)(ix) is amended by deleting therein the words "promptly and in any event within 30 days" and substituting therefor the following:

                 "upon the request of the Administrative Agent".


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Amendment and Restatement

             (p) Section 5.02(c) is amended in full to read as follows:

                 "Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except (i) as permitted by Section 5.02(b), (ii) any such sale, lease, transfer or disposition that is made in the ordinary course of its business, (iii) any such sale, lease, transfer or disposition by a Subsidiary of the Borrower to the Borrower or to another wholly owned Subsidiary of the Borrower (whether by dissolution, liquidation or otherwise), (iv) any such sale, lease, transfer or disposition to the extent the net book value of any single asset sold, leased, transferred or disposed of from and after April 11, 1997 pursuant to this clause (iv) is less than $2,000,000, and the aggregate of all such single assets sold, leased, transferred or disposed of from and after April 11, 1997, in any given calendar year pursuant to this clause (iv) is less than $10,000,000 and (v) any such sale, lease, transfer or disposition to the extent the net book value of all assets sold, leased, transferred or disposed of from and after April 11, 1997 pursuant to this clause (v) does not exceed (x) in any calendar year an amount equal to the greater of an amount equal to 10% of the Borrower's Consolidated Assets or $160,000,000 or (y) in the aggregate from and after April 11, 1997 the greater of an amount equal to 25% of the Borrower's Consolidated Assets or $400,000,000, in each case measured as of the last day of the most recent Fiscal Quarter of the Borrower ended on or prior to such date of determination."

             (q) Section 5.02(d)(ii) is amended by inserting immediately after the term "Schedule 5.02(d)" the following:

             "(including as Debt permitted under this subsection any credit facilities or credit lines of any Subsidiary listed on such Schedule 5.02(d), whether or not such facilities or lines have been drawn upon by such Subsidiary)".

             (r) Section 6.01(d) is amended by deleting therefrom each figure "$1,000,000" and substituting therefor the figure "$10,000,000".

             (s) Schedules 4.01(f), 4.01(p), 5.02(a) and 5.02(d) are deleted in full and replaced with Schedules 4.01(f), 4.01(p), 5.02(a) and 5.02(d) attached hereto.

             (t) Exhibit A-1 is deleted in full and replaced with Exhibit A-1 attached hereto.


242492,6/NYL3
Amendment and Restatement

             (u) Each reference in Exhibits A-2 and A-3 to the "$200,000,000 Credit Agreement dated as of April 14, 1995" shall be amended to mean a reference to the Existing Credit Agreement as amended by this Amendment and Restatement.

             (v) The Borrower's Environmental Disclosure Report attached as Exhibit F to the Existing Credit Agreement is replaced with the environmental disclosure report delivered pursuant to Section 2(g) hereof.

             SECTION 2. Conditions of Effectiveness. This Amendment and Restatement shall become effective when, and only when, the Administrative Agent shall have received counterparts of this Amendment and Restatement duly executed by the Borrower and the Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and Restatement, and Section 1 hereof shall become effective when, and only when, the Administrative Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for each Lender (unless otherwise specified):

             (a) The A Notes to the order of the Lenders, respectively.

             (b) Certified copies of (x) the resolutions of the Designated Persons appointed by the Board of Directors of the Borrower approving this Amendment and Restatement, the Existing Credit Agreement as amended by this Amendment and Restatement, the Notes and the matters contemplated hereby and thereby, and (y) the Borrower's charter and by-laws and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and Restatement, the Existing Credit Agreement as amended by this Amendment and Restatement and the Notes.

             (c) A certificate of the Secretary or Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and Restatement, the Notes and the other documents to be delivered hereunder.

             (d) A favorable opinion of John B. Canning, Corporate Secretary and Associate General Counsel of the Borrower, that this Amendment and Restatement, the Existing Credit Agreement as amended by this Amendment and Restatement and the Notes are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, in form and substance satisfactory to the Administrative Agent.


242492,6/NYL3
Amendment and Restatement

             (e) A certificate signed by a duly authorized officer of the Borrower stating that:

                 (i) The representations and warranties contained in Section 3 are correct on and as of the date of such certificate as though made on and as of such date; and

                 (ii) No event has occurred and is continuing that constitutes a
             Default.

             (f) Federal Reserve Forms U-1 provided for in Regulation U, the statements made in which shall be such as to permit the transactions contemplated hereby and by the Existing Credit Agreement as amended by this Amendment and Restatement in accordance with Regulation U.

             (g) An environmental disclosure report in form and substance satisfactory to the Administrative Agent.

             The effectiveness of this Amendment and Restatement is conditioned upon the accuracy of the factual matters described herein. This Amendment and Restatement is subject to the provisions of Section 8.01 of the Existing Credit Agreement.

             SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants that, in accordance with Section 2, on and as of the date this Amendment and Restatement becomes effective:

             (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

             (b) The execution, delivery and performance by the Borrower of this Amendment and Restatement and the Notes, and the performance of the Existing Credit Agreement as amended by this Amendment and Restatement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) any law or any contractual restriction binding on or affecting the Borrower.

             (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this


242492,6/NYL3
Amendment and Restatement

         Amendment and Restatement, the Existing Credit Agreement as amended by this Amendment and Restatement and the Notes.

             (d) This Amendment and Restatement and the Notes have been duly executed and delivered by the Borrower and are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

             (e) No event has occurred and is continuing that constitutes a Default.

             SECTION 4. Reference to and Effect on the Existing Credit Agreement and the Notes.

             (a) On and after the effectiveness of this Amendment and Restatement, each reference in the Existing Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement, as amended by this Amendment and Restatement.

             (b) The Existing Credit Agreement and the Notes, as specifically amended by this Amendment and Restatement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

             (c) The execution, delivery and effectiveness of this Amendment and Restatement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Existing Credit Agreement, nor constitute a waiver of any provision of the Existing Credit Agreement.

             (d) Without limiting any of the other provisions of the Existing Credit Agreement as amended by this Amendment and Restatement, any references in the Existing Credit Agreement to the phrases "on the date hereof", "on the date of this Agreement" or words of similar import shall mean and be a reference to the date of this Amendment and Restatement.

             (e) By acceptance of an A Note delivered pursuant to Section 2(a), each Lender acknowledges and agrees that each A Note delivered under the Existing Credit Agreement is cancelled as of the date of effectiveness hereof.

             SECTION 5. Costs, Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution,


242492,6/NYL3
Amendment and Restatement
delivery and administration, modification and amendment of this Amendment and Restatement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 8.04 of the Existing Credit Agreement.

             SECTION 6. Execution in Counterparts. This Amendment and Restatement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Restatement by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and Restatement.


242492,6/NYL3
Amendment and Restatement

             SECTION 7. Governing Law. This Amendment and Restatement shall be governed by, and construed in accordance with, the laws of the State of New York.

             IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        RAYONIER INC.


                                        By   __________________________________
                                             Name:
                                             Title:


                                        By   __________________________________
                                             Name:
                                             Title:

Commitment
----------

$32,500,000                             CITIBANK, N.A.
                                        as Administrative Agent and as Lender


                                        By   __________________________________
                                             Name:
                                             Title:


$32,500,000                             THE TORONTO-DOMINION BANK


                                        By   __________________________________
                                             Name:
                                             Title:



242492,6/NYL3
Amendment and Restatement

Commitment                             12
----------

$25,000,000                             BANK OF AMERICA NATIONAL
                                         TRUST AND SAVINGS ASSOCIATION


                                        By   __________________________________
                                             Name:
                                             Title:


$25,000,000                             THE BANK OF NEW YORK


                                        By   __________________________________
                                             Name:
                                             Title:


$25,000,000                             THE CHASE MANHATTAN BANK


                                        By   __________________________________
                                             Name:
                                             Title:


$25,000,000                             FLEET NATIONAL BANK


                                        By   __________________________________
                                             Name:
                                             Title:


$25,000,000                             MORGAN GUARANTY TRUST
                                         COMPANY  OF NEW YORK


                                        By   __________________________________
                                             Name:
                                             Title:



242492,6/NYL3
Amendment and Restatement

Commitment                             13
----------

$25,000,000                             NATIONSBANK, N.A.


                                        By   __________________________________
                                             Name:
                                             Title:


$25,000,000                             SUNTRUST BANK, ATLANTA


                                        By   __________________________________
                                             Name:
                                             Title:


$15,000,000                             AUSTRALIA AND NEW ZEALAND
                                          BANKING GROUP LIMITED


                                        By   __________________________________
                                             Name:
                                             Title:



242492,6/NYL3
Amendment and Restatement

Commitment                             14
----------

$15,000,000                             CREDIT SUISSE FIRST BOSTON


                                        By   __________________________________
                                             Name:
                                             Title:


$15,000,000                             THE SUMITOMO BANK, LIMITED
                                          NEW YORK BRANCH


                                        By   __________________________________
                                             Name:
                                             Title:


$15,000,000                             UNITED STATES NATIONAL BANK
                                          OF OREGON


                                        By   __________________________________
                                             Name:
                                             Title:

$300,000,000               Total of the Commitments



242492,6/NYL3
Amendment and Restatement

                                   EXHIBIT A-1

                                 FORM OF A NOTE

U.S.$___________                                       Dated: ________,________


             FOR VALUE RECEIVED, the undersigned, RAYONIER INC., a North Carolina corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________________(the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the A Advances (as defined below) made by the Lender to the Borrower pursuant to the Credit Agreement outstanding on the Termination Date.

             The Borrower promises to pay interest on the unpaid principal amount of each A Advance from the date of such A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

             Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each A Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto or set forth in a schedule substantially in the form of such grid and attached hereto, either of which is part of this Promissory Note.

             This Promissory Note is one of the A Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of April 11, 1997 (the "Credit Agreement") among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Administrative Agent for the Lender and such other lenders. The Credit Agreement, among other things, (i) provides for the making of advances (the "A Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such A Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.



242492,6/NYL3
Amendment and Restatement

             The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

             This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

                                     RAYONIER INC.


                                     By  _____________________________________
                                         Title:


                                     By  _____________________________________
                                         Title:



242492,6/NYL3
Amendment and Restatement

                       ADVANCES AND PAYMENTS OF PRINCIPAL

------------------- ----------------------- ---------------------------- ------------------------- -----------------
       Date               Amount of                  Amount of
                          A Advance               Principal Paid             Unpaid Principal          Notation
                                                    or Prepaid                   Balance               Made By
------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

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------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------

------------------- ----------------------- ---------------------------- ------------------------- -----------------



242492,6/NYL3
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